Exhibit 7.22

Execution Version

PREEMPTIVE RIGHTS WAIVER

THIS PREEMPTIVE RIGHTS WAIVER (this “Waiver”) is made as of June 17, 2019, by the holders of common stock  of  MoneyGram  International,  Inc.,  a  Delaware  corporation  (the “Company”), listed on the signature pages hereto (the “Holders”), for the benefit of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Amended and Restated Purchase Agreement, dated as of March 17, 2008 (this “Purchase Agreement”), among the Company and the parties set forth on Schedule A thereto (collectively, the “Investors”).

RECITALS

WHEREAS, it is contemplated that the Company will (i) enter into a Securities Purchase Agreement (the “SPA”) with Ripple Labs Inc. (“Ripple”), pursuant to which Ripple will purchase and the Company will issue up to an aggregate of $50 million of common stock, $0.01 par value of the Company (“Common Stock”), and warrants to purchase Common Stock (“Warrants”), such obligation of Ripple to be backstopped by an equity-linked letter of credit in an equal aggregate amount (less the amount paid by Ripple to the Company in connection with the Initial Issuance (as defined below) and (ii) in connection with the SPA, enter into a Commercial Agreement (the “Commercial Agreement”) with Ripple, pursuant to which the Company and its subsidiaries will (a) obtain access to, and specified support from, Ripple, for implementation and use of Ripple’s xRapid platform (the “Platform”) relating to transfer and receipt of cross-border payments in agreed corridors and (b) agree to use its commercially reasonable efforts to deploy the Platform for such purpose;

WHEREAS, in connection with the execution of the SPA, Ripple will purchase and the Company will issue (i) shares of Common Stock representing approximately 9.95% of the Company’s fully diluted weighted-average shares of Common Stock and equivalents (for the year- to-date period as of the end of the previous month calculated in accordance with GAAP in a manner consistent with the calculation in the Company’s first quarter Form 10-Q filed on May 10, 2019) for $4.10 per share and (ii) a Warrant to purchase Common Stock for $4.10 per share of Common Stock underlying such Warrant (collectively, the “Initial Issuance”), for an aggregate purchase price of $30 million;

WHEREAS, pursuant to the SPA, following the Initial Issuance, from time to time upon demand and in the amounts to be determined by the Company (each such demand, a “Letter of Credit Draw”), the Company may elect to issue and sell additional shares of Common Stock and Warrants to Ripple in accordance with the terms set forth in the SPA, by delivering notice to Ripple and by requesting a Letter of Credit Draw;

WHEREAS, the purchase price per share of Common Stock in an issuance of Common Stock pursuant to any Letter of Credit Draw (a “Common Stock Issuance”) shall be the greater of (i) $4.10 or (ii) 150% of the Company’s 30-trading-day volume-weighted average price as of the close of regular trading on the trading day before the date of the Letter of Credit Draw if the Common Stock closes above $4.10 on such date, subject to a maximum purchase price of $6.40;

WHEREAS, if the purchase of Common Stock pursuant to any Letter of Credit Draw, when taken together with the shares of Common Stock purchased in the Initial Issuance and all previous purchases pursuant to Letter of Credit Draws, would result in (i) Ripple owning 9.95% or more of the Company’s voting securities or (ii) Ripple failing to comply with any regulatory approvals required for Ripple to acquire such Common Stock, then Letter of Credit Draws will be satisfied by the Company’s issuance of a Warrant (each such issuance of a Warrant, including the future exercise, if any, of such Warrant and the issuance of Common Stock in connection therewith, a “Warrant Issuance” and, together with the Initial Issuance and each Common Stock Issuance, the “Issuances”), which will be exercisable at a per share exercise price of $0.01 and will terminate 10 years after the date of issuance;

WHEREAS, the purchase price for the Warrant in a Warrant Issuance shall be the number of shares of Common Stock underlying such Warrant multiplied by the greater of (i) $4.10 or (ii) 100% of the Common Stock’s 30-trading-day volume-weighted average price as of the close of regular trading on the trading day before the date of the Letter of Credit Draw if the Common Stock closes above $4.10 on such date, subject to a maximum purchase price of $6.40;

WHEREAS, Section 4.7 of the Purchase Agreement provides that, subject to certain limitations as more specifically set forth therein, if at any time the Company makes any public or non-public offering of any New Securities, the Investors shall be afforded the opportunity to acquire New Securities from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, which in this case would include entering into the Commercial Agreement and providing access to the Platform (“Preemptive Rights”); and

WHEREAS, the Holders hereby desire to waive any Preemptive Rights set forth in the Purchase Agreement they may have in connection with the Issuances.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.           Waiver. Each Holder hereby waives (i) any Preemptive Rights that such Holder may be entitled to pursuant to Section 4.7 of the Purchase Agreement with respect to the Issuances and (ii) any and all notice and other requirements of the Company under the Purchase Agreement with respect to the Issuances. This Waiver shall be final, irrevocable, effective and binding upon each Holder.

2.           Binding Agreement. The terms and conditions of this Waiver shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

3.          Governing Law. This Waiver will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

4.          Counterparts and Facsimile. For the convenience of the parties hereto, this Waiver may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Waiver may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

COMPANY:

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
Name:	Lawrence Angelilli
Title:	Chief Financial Officer

SIONATURE PAGE TO
PREEMPTIVE RIGHTS WAIYER

HOLDERS:

THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

GREAT-WEST INVESTORS, LP

By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

SIGNATURE PAGE TO
PREEMPTIVE RIGHTS WAIVER

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investment Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

THL OPERATING PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC
By: THL Equity Fund Advisors, LLC, its manager
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

SIGNATURE PAGE TO
PREEMPTIVE RIGHTS WAIVER

THL MANAGERS VI, LLC
By: Thomas H. Lee Partners, L.P., its managing member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
Name:	Ganesh B. Rao
Title:	Managing Director

SIGNATURE PAGE TO
PREEMPTIVE RIGHTS WAIVER